As filed with the Securities and Exchange Commission on August 14, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KKR & Co. Inc.
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0426107 (I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4200, New York, NY (Address of principal executive office)	10019 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

6.00% Series C Mandatory Convertible Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-228333

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

Descriptions of the 6.00% Series C Mandatory Convertible Preferred Stock (the “Preferred Stock”), par value $0.01, of KKR & Co. Inc. (the “Registrant”) are contained in a prospectus dated August 10, 2020 (the “Prospectus”),  constituting part of post-effective amendment No. 1 to the Registrant’s registration statement on Form S-3 (File No. 333-228333), and a supplement to the Prospectus dated August 11, 2020 (the “Prospectus Supplement”) and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The description of the Preferred Stock contained in the Prospectus under the heading “Description of Capital Stock” and the description of the Preferred Stock contained in the Prospectus Supplement under the heading “Description of Mandatory Convertible Preferred Stock,” are hereby incorporated herein by reference and made part of this registration statement in their entirety.

Item 2. Exhibits.

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Certificate of Incorporation of KKR & Co. Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on May 11, 2020).

Exhibit 3.2	Amended and Restated Bylaws of KKR & Co. Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed on May 11, 2020).

Exhibit 3.3
Certificate of Designations of 6.00% Series C Mandatory Convertible Preferred Stock of KKR & Co. Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 14, 2020).

Exhibit 4.1	Form of 6.00% Series C Preferred Stock Certificate (included within Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 14, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 14, 2020	KKR & CO. INC.

By:	/s/ Christopher Lee
Name:	Christopher Lee
Title:	Assistant Secretary